UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 29, 2017
(Date of earliest event reported)

JPMCC Commercial Mortgage Securities Trust 2017-JP7
(Central Index Key Number 0001709967)

(Exact name of issuing entity)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

Starwood Mortgage Funding VI LLC

(Central Index Key Number 0001682518)

Benefit Street Partners CRE Finance LLC

(Central Index Key Number 0001632269)

(Exact name of sponsor as specified in its charter)

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Central Index Key Number 0001013611)

(Exact name of registrant as specified in its charter)

New York	333-206361-11	13-3789046
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

383 Madison Avenue New York, New York	10179
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (212) 834-5467

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 31, 2017, J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”) caused the issuance of the JPMCC Commercial Mortgage Securities Trust 2017-JP7, Commercial Mortgage Pass-Through Certificates, Series 2017-JP7, pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2017 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “Registrant”), Wells Fargo Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer.

The Certificates represent, in the aggregate, the entire beneficial ownership in JPMCC Commercial Mortgage Securities Trust 2017-JP7 (the “Issuing Entity”), a common law trust fund formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The assets of the Issuing Entity consist primarily of 37 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 168 commercial, multifamily and manufactured housing properties.

The Mortgage Loan identified as “Carolina Hotel Portfolio” (the “Carolina Hotel Portfolio Mortgage Loan”) on Exhibit B to the Pooling and Servicing Agreement, which is an asset of the Issuing Entity, is part of a loan combination (the “Carolina Hotel Portfolio Loan Combination”). The Carolina Hotel Portfolio Loan Combination includes the Carolina Hotel Portfolio Mortgage Loan and one other pari passu loan which is not an asset of the Issuing Entity (the “Carolina Hotel Portfolio Companion Loan”). The Carolina Hotel Portfolio Loan Combination is being serviced and administered under the pooling and servicing agreement, dated and effective as of September 1, 2017 (the “CSAIL 2017-CX9 Pooling and Servicing Agreement”), among Credit Suisse Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, relating to the CSAIL 2017-CX9 securitization transaction into which the Carolina Hotel Portfolio Companion Loan was deposited.

The Mortgage Loan identified as “Apex Fort Washington” (the “Apex Fort Washington Mortgage Loan”) on Exhibit B to the Pooling and Servicing Agreement, which is an asset of the Issuing Entity, is part of a loan combination (the “Apex Fort Washington Loan Combination”). The Apex Fort Washington Loan Combination includes the Apex Fort Washington Mortgage Loan and two other pari passu loans which are not assets of the Issuing Entity (the “Apex Fort Washington Companion Loans”). The Apex Fort Washington Loan Combination is being serviced and administered under the CSAIL 2017-CX9 Pooling and Servicing Agreement, relating to the CSAIL 2017-CX9 securitization transaction into which the Apex Fort Washington Companion Loan was deposited.

The terms and conditions of the CSAIL 2017-CX9 Pooling and Servicing Agreement applicable to the servicing of the Carolina Hotel Portfolio Mortgage Loan and the Apex Fort Washington Mortgage Loan are similar to the terms and conditions of the Pooling and Servicing Agreement applicable to the servicing of the other Mortgage Loans, as described under “The Pooling and Servicing Agreement” in the Prospectus filed by the Issuing Entity pursuant to Rule 424(b)(2) with respect to the Certificates on July 31, 2017. However, due to the manner in which the CSAIL 2017-CX9 securitization satisfied the risk retention requirements of Section 15G of the Exchange Act (the “Risk Retention Requirements”) the CSAIL 2017-CX9 Pooling and Servicing Agreement included two risk retention consultation parties (collectively, the “Risk Retention Consultation Party”, as defined in the CSAIL 2017-CX9 Pooling and

Servicing Agreement). The Risk Retention Consultation Party was appointed by Natixis Real Estate Capital LLC. In connection with certain major decisions that involve the Carolina Hotel Portfolio Mortgage Loan or the Apex Fort Washington Mortgage Loan, the special servicer is required to consult with the Risk Retention Consultation Party on a non-binding basis. Additionally, under the CSAIL 2017-CX9 Pooling and Servicing Agreement, the Special Servicing Fee is subject to a $3,500 minimum per month for any specially serviced loan and a $5,000 minimum if the special servicer had to consult with the Risk Retention Consultation Party in a particular month. There is no minimum Special Servicing Fee under the Pooling and Servicing Agreement. The CSAIL 2017-CX9 Pooling and Servicing Agreement is attached hereto as Exhibit 4.1

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
Exhibit 4.1	Pooling and Servicing Agreement, dated and effective as of September 1, 2017, among Credit Suisse Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 3, 2017	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

	By:	/s/ Bianca A. Russo
Name: Bianca A. Russo
Title: Managing Director and Secretary

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Pooling and Servicing Agreement, dated and effective as of September 1, 2017, among Credit Suisse Commercial Mortgage Securities Corp., as Depositor, KeyBank National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer	(E)